Exhibit 10.40

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of October 23, 2002 by and between PHARSIGHT, INC. (the “Borrower”) and Silicon Valley Bank (“Bank”).  This loan modification agreement is hereby amended to reflect “PHARSIGHT CORPORATION” as the name of the Borrower.

1.             DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 13, 2001, as modified and amended from time to time, (the “Domestic Loan Agreement”).  The Domestic Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) and a Committed Term Loan in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000). Furthermore, Borrower is indebted to Bank pursuant to, among other documents, an Export-Import Bank Loan and Security Agreement, dated June 13, 2001, as modified and amended from time to time (the “EXIM Loan Agreement”).  The EXIM Loan Agreement provided for, among other things, an EXIM Committed Line in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000).  The Domestic Loan Agreement and the EXIM Loan Agreement are collectively defined as the Loan Agreements. Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreements.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”

2.             DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreements.   Additionally, repayment of the EXIM Committed Line is guaranteed by the Export-Import Bank of the United States, “EXIM Bank” pursuant to a Master Guarantee Agreement between EXIM Bank and Bank.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”.  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                Modification(s) to Domestic Loan Agreement.

Sub-letter (e) under Section 6.7 entitled “Maximum Losses” is hereby amended to read as follows:

(e)       Maximum Losses.  Borrower may suffer losses not to exceed the following: $3,500,000 for quarter ending December 31, 2002, and $3,700,000 for quarter ending March 31, 2003.  Commencing June 30, 2003, Borrower will have net losses no more than 20% greater than the projected amount in the “street” projections approved by Borrower’s board of directors.  If Borrower projects profitability for any given quarter ended June 30, 2003 or beyond, net income will be at least 80% of the projected amount in the “street” projections approved by Borrower’s board of directors.

4.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.             NO DEFENSES OF BORROWER.  Borrower agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6.             PAYMENT OF LOAN FEE.  Borrower shall pay Bank a fee in the amount of Five Hundred and 00/100 Dollars ($500.00) (“Loan Fee”) plus all out-of-pocket expenses.

7.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement.  The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.             CONDITIONS.  The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

                This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

PHARSIGHT CORPORATION		SILICON VALLEY BANK

By:	/s/ Charles Faas	By:	/s/ Ron Kundich

Name:	Charles Faas	Name:	Ron Kundich

Title:	Vice President, Finance	Title:	Vice President